EXHIBIT 99.1

DRC Reports Third Quarter 2013 Results

Adjusted EBITDA of 9.2 Percent on Revenue of $68 Million

Major Homeland Security Contract Wins Highlight Quarter Results

18 Percent Growth in Healthcare

Operating Cash Generation at 10.5 Percent of Revenue

ANDOVER, Mass., Oct. 30, 2013 (GLOBE NEWSWIRE) -- Dynamics Research Corporation (Nasdaq:DRCO), a leading technology and management consulting company focused on driving performance and process improvement for government clients, today announced operating results for the third quarter ended September 30, 2013.

Financial Results

Net income for the quarter ended September 30, 2013 was $1.4 million, or $0.13 per diluted share, as compared with $1.4 million, or $0.13 per diluted share, for the third quarter of 2012, excluding a goodwill impairment charge of $36.6 million (pre-tax), or $2.25 per diluted share, and a legal settlement gain of $2.4 million, or $0.14 per diluted share, both in the prior-year period. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2013 was $6.2 million, or 9.2 percent of revenue, as compared with $8.9 million, or 11.6 percent of revenue, as reported for the same period a year ago. Revenue for the third quarter of 2013 was $67.5 million compared with $76.8 million for the third quarter of 2012.

For the nine month period ended September 30, 2013 net income was $3.8 million, or $0.36 per diluted share, compared with $4.6 million, or $0.44 per diluted share, for the same period in 2012, excluding the third quarter 2012 goodwill impairment charge of $36.6 million and legal settlement gain of $2.4 million. Adjusted EBITDA for the first nine months of 2013 was $18.0 million, or 8.5 percent of revenue, as compared to $23.9 million, or 9.8 percent of revenue, for the same period a year ago. For the nine months ended September 30, 2013 revenue was $213.2 million compared with $243.5 million for the first nine months of 2012.

During the third quarter, the Company generated $7.1 million of cash from operations as compared with $12.2 million in last year's third quarter.

Business Highlights

"The third quarter once again highlighted our strong healthcare business, our focus on improving bottom line results, and our ability to generate significant amounts of cash," said Jim Regan, DRC's chairman and chief executive officer. "Our healthcare revenue rose 18.3 percent year-over-year as we continued to benefit from several key contracts and our acknowledged depth in the field. In addition, while our homeland security revenue was down this quarter, we announced two significant awards expected to drive growth next year – the EAGLE II functional category 2 contract and the $6 billion, multi-agency Continuous Monitoring as a Service (CMaaS) program. We look forward to further strengthening our position as a leading provider in technology and management consulting services on both of these contracts.

"Overall, our qualified pipeline stands at $855 million, up from last quarter's $775 million, and includes $117 million of bids submitted and awaiting award. In addition, we have won 96 percent of re-competes thus far in 2013. While a number of awards have been delayed and we saw a temporary impact, we were pleased that the federal government was able to stave off a more-protracted government shutdown. Going forward, we believe DRC is well positioned in key priority areas that will benefit from funding priorities.

"We have also kept a focus on the bottom line – as our gross profit margin rose to 15.3 percent from 14.6 percent year-over-year, and our operating margin increased to 6.4 percent from 5.9 percent, excluding the goodwill impairment charges taken in 2012. Our cash flow also was strong this quarter, and we anticipate a solid fourth quarter as well. Heading into 2014, we will remain aggressive in managing costs, continue to invest in new business development, reduce our debt and strengthen our operations – so that DRC is poised for greater returns to our shareholders in the quarters to come."

Company Guidance

For the fourth quarter of 2013 the Company anticipates revenue in the range of $61 to $64 million and earnings of $0.14 to $0.16 per diluted share. Guidance reflects an estimated negative impact from the 16 day federal government shutdown of $2.3 million in revenue, and $0.03 per diluted share. Anticipated adjusted EBITDA of $6.3 to $6.7 million for the fourth quarter and $24.3 to $24.7 million for the full year 2013 reflects a negative impact of $0.6 million related to the government shutdown. The Company continues to consider refinancing its credit facilities. Company guidance for the fourth quarter does not include any transaction costs or charges.

Conference Call

The Company will conduct a third quarter 2013 conference call tomorrow, October 31, 2013 at 10:00 a.m. ET. The call will be available via telephone at 877-303-4382 and accessible via Web cast at www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation's investor relations home page at www.drc.com and by telephone at 800-585-8367, replay passcode # 75634365, beginning at 1:00 p.m. ET on October 31, 2013.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) provides technology and management consulting solutions focused on driving performance, process and results for government clients. DRC offers innovative solutions and delivers rock solid results. DRC has large company capabilities and small company agility. Founded in 1955, DRC is a publicly held corporation (Nasdaq:DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. region. For more information please visit our website at www.drc.com.

Safe Harbor

Certain statements contained in this news release, which are not historical facts or are related to future plans, events, revenues and earnings expectations, objectives and outlooks are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, by their nature, are uncertain and subject to a number of risks and uncertainties that could adversely affect the Company's results. We can provide no assurance that these statements will prove to be correct. Consequently, actual results could materially differ from these statements. For more detailed information concerning how these risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent forms 10-K and 10-Q and other documents filed with the Securities and Exchange Commission. Further, the Company is under no duty or obligation to update or revise any forward looking statements as a result of events or new information.

Non-GAAP Financial Information

DRC discloses adjusted earnings before interest, taxes, depreciation and amortization, as well as earnings per diluted share net of impairment charges and legal settlement gains, neither of which is a recognized measure under GAAP. We have provided a reconciliation of adjusted EBITDA, adjusted to conform to the definition used in our loan agreements, to net income in Attachment V of this announcement. We have provided a reconciliation of non-GAAP earnings per diluted share in Attachments VI and VII of this announcement. When evaluating DRC's financial results investors should evaluate each adjustment to reported GAAP financial measures in the reconciliation as additional information and not use this non-GAAP financial measure as alternatives to reported GAAP financial measures. DRC presents these financial measures because the Company believes they provide investors with important supplemental information to assist them in assessing DRC's financial results.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2013	2012
Revenue	$ 67,528	$ 76,767
Cost of revenue	57,199	65,544
Gross profit on revenue	10,329	11,223

Selling, general and administrative expenses	5,102	5,684
Amortization of intangible assets	931	1,031
Impairment of goodwill	--	36,600
Operating income (loss)	4,296	(32,092)
Interest expense, net	(2,090)	(2,579)
Other income, net	116	2,414
Income (loss) before provision (benefit) for income taxes	2,322	(32,257)
Provision (benefit) for income taxes	962	(11,663)
Net income (loss)	$ 1,360	$ (20,594)

Earnings (loss) per common share
Basic	$ 0.13	$ (1.99)
Diluted	$ 0.13	$ (1.99)

Weighted average shares outstanding
Basic	10,510,218	10,360,203
Diluted	10,528,382	10,360,203

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Nine Months Ended
	September 30,
	2013	2012
Revenue	$ 213,201	$ 243,470
Cost of revenue	181,846	206,124
Gross profit on revenue	31,355	37,346

Selling, general and administrative expenses	16,189	18,985
Amortization of intangible assets	2,792	3,093
Impairment of goodwill	--	48,600
Operating income (loss)	12,374	(33,332)
Interest expense, net	(6,201)	(7,979)
Other income, net	215	2,478
Income (loss) before provision (benefit) for income taxes	6,388	(38,833)
Provision (benefit) for income taxes	2,618	(13,951)
Net income (loss)	$ 3,770	$ (24,882)

Earnings (loss) per common share
Basic	$ 0.36	$ (2.40)
Diluted	$ 0.36	$ (2.40)

Weighted average shares outstanding
Basic	10,503,919	10,356,334
Diluted	10,522,083	10,356,334

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$ 924	$ 2
Contract receivables, net	46,723	48,112
Prepaid expenses and other current assets	3,173	2,538
Total current assets	50,820	50,652
Noncurrent assets
Property and equipment, net	12,402	12,511
Goodwill	163,205	163,205
Intangible assets, net	11,825	14,617
Deferred tax asset	10,602	14,678
Other noncurrent assets	4,113	4,388
Total noncurrent assets	202,147	209,399
Total assets	$ 252,967	$ 260,051

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$ 16,500	$ 15,125
Accounts payable	21,538	24,847
Accrued compensation and employee benefits	15,931	14,933
Deferred tax liability	2,817	3,009
Other accrued expenses	3,936	5,307
Total current liabilities	60,722	63,221
Long-term liabilities
Long-term debt	66,633	74,018
Other long-term liabilities	33,094	34,941
Total stockholders' equity	92,518	87,871
Total liabilities and stockholders' equity	$ 252,967	$ 260,051

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Healthcare	$ 15,610	$ 13,190	$ 46,847	$ 42,661
Homeland Security	8,484	11,816	27,958	36,218
Research and Development	9,990	11,822	32,194	34,397
Intelligence, Surveillance and Reconnaissance	9,695	10,284	30,285	29,408
Federal Regulation and Reform	5,758	6,003	18,096	18,150
Priority Markets	49,537	53,115	155,380	160,834
Defense Readiness, Logistics, and Command, Control and Communication	13,414	19,659	42,630	70,688
State Government and Other	4,577	3,993	15,191	11,948
Total Markets	$ 67,528	$ 76,767	$ 213,201	$ 243,470

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Fixed price, including service-type contracts	42%	45%	42%	46%
Time and materials	40	37	40	34
Cost reimbursable	18	18	18	20
	100%	100%	100%	100%

Prime contract	79%	83%	79%	84%
Sub-contract	21	17	21	16
	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$ 7,082	$ 12,188	$ 9,276	$ 16,306
Capital expenditures	$ 651	$ 535	$ 1,272	$ 750
Depreciation	$ 929	$ 981	$ 2,749	$ 2,999
Bookings	$ 104,823	$ 107,956	$ 198,201	$ 251,637

	September 30,	December 31,
	2013	2012
Total backlog	$ 498,728	$ 731,676
Funded backlog	$ 137,015	$ 163,645
Employees	1,130	1,255

ATTACHMENT V

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA) (unaudited)
(Dollars in thousands)

As presented, adjusted EBITDA is defined as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income (loss)	$ 1,360	$ (20,594)	$ 3,770	$ (24,882)
Add:
Interest expense, net	2,090	2,579	6,201	7,979
Provision (benefit) for income taxes	962	(11,663)	2,618	(13,951)
Depreciation expense	929	981	2,749	2,999
Amortization expense	931	1,031	2,792	3,093
Share-based compensation	133	171	397	522
Impairment of goodwill	--	36,600	--	48,600
Less: amortization of deferred gain on sale of building	(169)	(169)	(507)	(507)
Adjusted EBITDA(1)	$ 6,236	$ 8,936	$ 18,020	$ 23,853
Adjusted EBITDA, as a percent of revenue	9.2%	11.6%	8.5%	9.8%

(1) We have calculated adjusted EBITDA to conform with the definition of EBITDA provided in our loan agreements to help investors understand that component of our debt covenant calculations. We may have calculated adjusted EBITDA differently than it is calculated by other companies.

ATTACHMENT VI

DYNAMICS RESEARCH CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2012	September 30, 2012
Revenue	$ 76,767	$ 243,470
Cost of revenue	65,544	206,124
Gross profit	11,223	37,346

Selling, general and administrative expenses	5,684	18,985
Amortization of intangible assets	1,031	3,093
Non-GAAP operating income	4,508	15,268
Interest expense, net	(2,579)	(7,979)
Other income, net	14	78
Non-GAAP income before provision for income taxes	1,943	7,367
Non-GAAP provision for income taxes	557	2,769
Non-GAAP net income	$ 1,386	$ 4,598

Non-GAAP earnings per share:
Non-GAAP Basic	$ 0.13	$ 0.44
Non-GAAP Diluted	$ 0.13	$ 0.44

Weighted average shares outstanding:
Basic	10,360,203	10,356,334
Diluted	10,384,518	10,394,775

ATTACHMENT VII

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except share and per share data)

	Three Months	Nine Months
	Ended	Ended
	September 30, 2012	September 30, 2012
Operating income (loss)	$ (32,092)	$ (33,332)
Impairment of goodwill	36,600	48,600
Non-GAAP operating income	$ 4,508	$ 15,268

Other income, net	$ 2,414	$ 2,478
Legal settlement gain	(2,400)	(2,400)
Non-GAAP other income, net	$ 14	$ 78

Income (loss) before provision (benefit) for income taxes	$ (32,257)	$ (38,833)
Impairment of goodwill	36,600	48,600
Legal settlement gain	(2,400)	(2,400)
Non-GAAP income before provision for income taxes	$ 1,943	$ 7,367

Provision (benefit) for income taxes	$ (11,663)	$ (13,951)
Tax benefit for impairment of goodwill	13,200	17,700
Tax provision for legal settlement gain	(980)	(980)
Non-GAAP provision for income taxes	$ 557	$ 2,769

Net income (loss)	$ (20,594)	$ (24,882)
Impairment of goodwill, net of taxes	23,400	30,900
Legal settlement gain, net of taxes	(1,420)	(1,420)
Non-GAAP net income	$ 1,386	$ 4,598

Earnings (loss) per share:
GAAP Basic	$ (1.99)	$ (2.40)
Per share effect of goodwill impairment	2.26	2.98
Per share effect of legal settlement gain	(0.14)	(0.14)
Non-GAAP Basic(1)	$ 0.13	$ 0.44

GAAP Diluted	$ (1.98)	$ (2.39)
Per share effect of goodwill impairment	2.25	2.97
Per share effect of legal settlement gain	(0.14)	(0.14)
Non-GAAP Diluted(1)	$ 0.13	$ 0.44

Weighted average shares outstanding:
Basic	10,360,203	10,356,334
Diluted	10,384,518	10,394,775

(1) May not add due to rounding.
CONTACT: Investors:

         Chris Witty
         Darrow Associates, Inc.
         646.438.9385
         cwitty@darrowir.com

         Media:

         Ilina Dimitrova
         Sage Communications (for DRC)
         703.531.8256
         ilinad@aboutsage.com